UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 24, 2007

FONIX CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	0-23862	22-2994719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9350 South 150 East, Suite 700, Sandy, Utah	84070
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 553-6600

Item 1.01	Entry into a Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities
Item 5.03	Amendment to Articles of Incorporation or Bylaws

On August 24, 2007, Fonix Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) by and among the Company, Trillium Partners, LP (“Trillium”), and other unnamed future investors relating to the purchase and sale of the Company’s Series N 9% Convertible Preferred Stock (the “Preferred Stock”) in the amount of $2,400,000.

Pursuant to the Purchase Agreement, the Company will sell 2,400 shares of the Preferred Stock at a per share price of $1,000, to the various investors.  The gross proceeds to the Company will be $2,400,000.  On August 24, 2007, Trillium purchased 375 shares of Preferred Stock pursuant to the Purchase Agreement, yielding gross proceeds to the Company of $375,000.  The Company anticipates that there will be additional sales to various investors of the Preferred Stock pursuant to the Purchase Agreement.

The shares of Preferred Stock are convertible into shares of the Company’s Class A common stock.  The shares may be converted into common stock of the Company at the option of the holder by using a conversion price which shall be eighty percent (80%) of the two (2) lowest closing bid prices over the twenty trading days prior to the conversion date.

In connection with the Purchase Agreement, the Company filed with the State of Delaware a Certificate of Designation of Rights and Preferences for Preferred Stock Terms (the “Series N Terms”), which becomes a part of the Company’s Certificate of Incorporation, as amended.

The sale of the Preferred Stock was made without registration under the Securities Act of 1933 (the “1933 Act”) in reliance on Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder.  The Company’s issuances of shares of common stock upon any conversion of the Preferred Stock will be made without registration under the 1933 Act in reliance on Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder.

Item 8.01	Other Events

Settlement Agreement

On August 29, 2007, the Company signed a settlement agreement resolving litigation with The Breckenridge Fund, LLC (“Breckenridge”).  Under the terms of the settlement agreement, Fonix paid Breckenridge $343,000 and will pay Breckenridge additional amounts of $250,000 on September 7, 2007, and $707,000 on November 27, 2007.  Upon payment in full of the amounts stated above, the judgment which Breckenridge has against the Company will be satisfied and the litigation will be dismissed with prejudice.  A press release announcing the settlement agreement is furnished herewith as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.1	Certificate of Designation for Fonix Corporation Series N 9% Convertible Preferred Stock.

99.1	Form of Securities Purchase Agreement for the sale of Series N 9% Convertible Preferred Stock.

99.2	Press Release issued by Fonix Corporation, dated August 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FONIX CORPORATION
(Registrant)

Date: August 29, 2007

	By:	/s/ Roger D. Dudley
Roger D. Dudley
Executive Vice President and Chief Financial Officer (Principal Accounting Officer)